                         SMITH BARNEY SECTOR SERIES INC.

                             ARTICLES SUPPLEMENTARY

Smith Barney Sector Series Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The charter of the Corporation currently authorizes 3,000,000,000 shares of Common Stock, par value $.001 per share. The number of shares of Common Stock that the corporation has authority to issue and their aggregate par value are not increased by these Articles Supplementary. All four hundred million unissued Common Stock shares of the Corporation's Smith Barney Global Media & Telecommunications Fund are reclassified as unclassified shares, subject to future classification and reclassification by the Board of Directors pursuant to Articles IV(5) of the Corporation's Articles of Incorporation.

           (a) Immediately prior to these Articles Supplementary becoming effective, the Corporation had authority to issue 3,000,000,000 shares of Common Stock, $.001 par value per share, with an aggregate par value of $3,000,000, classified as follows:

Fund                      Total Shares
----                      ------------
Smith Barney Natural                     Class A      Class B        Class L         Class Y           Class Z
Resources Fund              600,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock
                                         Stock

Smith Barney                             Class A      Class B        Class L         Class Y           Class Z
Financial Services          400,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock
Fund                                     Stock

Smith Barney Health                      Class A      Class B        Class L         Class Y           Class Z
Sciences Fund               400,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock
                                         Stock

Smith Barney                             Class A      Class B        Class L         Class Y           Class Z
Technology Fund             800,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock
                                         Stock

Smith Barney                             Class A      Class B        Class L         Class Y           Class Z
Biotechnology Fund          400,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock
                                         Stock

Smith Barney Global                      Class A      Class B        Class L         Class Y           Class Z
Media &                     400,000,000  Common       Common Stock   Common Stock    Common Stock      Common Stock]
Telecommunica-tions                      Stock
Fund
                       ----------------
                          3,000,000,000

           (b) Immediately upon these Articles Supplementary becoming effective, the Corporation has authority to issue 3,000,000,000 shares of Common Stock,

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$.001 par value per share, with an aggregate par value of $3,000,000, classified as follows:

Fund                      Total Shares
----                      ------------
Smith Barney Natural                          Class A      Class B        Class L         Class Y           Class Z
Resources Fund              600,000,000       Common       Common Stock   Common Stock    Common Stock      Common Stock
                                              Stock

Smith Barney                                  Class A      Class B        Class L         Class Y           Class Z
Financial Services          400,000,000       Common       Common Stock   Common Stock    Common Stock      Common Stock
Fund                                          Stock

Smith Barney Health                           Class A      Class B        Class L         Class Y           Class Z
Sciences Fund               400,000,000       Common       Common Stock   Common Stock    Common Stock      Common Stock
                                              Stock

Smith Barney                                  Class A      Class B        Class L         Class Y           Class Z
Technology Fund             800,000,000       Common       Common Stock   Common Stock    Common Stock      Common Stock
                                              Stock

Smith Barney                                  Class A      Class B        Class L         Class Y           Class Z
Biotechnology Fund          400,000,000       Common       Common Stock   Common Stock    Common Stock      Common Stock
                                              Stock

Unclassified                400,000,000
                       ----------------

                          3,000,000,000

     SECOND: The unissued shares of Common Stock of the Corporation that have been reclassified as aforesaid have been reclassified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, Smith Barney Sector Series Inc. has caused these presents to be signed in its name and on its behalf as of April 14, 2003 by its duly authorized undersigned officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

WITNESS:                            SMITH BARNEY SECTOR SERIES INC.


________________________            ______________________________________
Michael Kocur                       R. Jay Gerken
Assistant Secretary                 Chairman